Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Loop Media, Inc. on Form S-8 of our report dated December 20, 2022, with respect to our audits of the consolidated financial statements of Loop Media, Inc. as of September 30, 2022 and 2021 and for the years ended September 30, 2022 and 2021 appearing in the Annual Report on Form 10-K of Loop Media, Inc. for the year ended September 30, 2022.

/s/ Marcum llp

Marcum llp

Costa Mesa, California

December 30, 2022